Exhibit 4.1



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ALTIVA FINANCIAL CORPORATION (THE "COMPANY") THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" ("QIB") AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN "ACCREDITED INVESTOR," AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT ("ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IF A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY, (5) AS OTHERWISE PROVIDED IN THE AGREEMENT (AS DEFINED BELOW) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, SO LONG AS CERTAIN OF THE COLLATERAL FOR THIS NOTE MAY BE HELD ONLY BY A QIB, AS REASONABLY DETERMINED BY THE COMPANY (THE "COLLATERAL RESTRICTION"), THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY PURSUANT TO CLAUSES (1) OR (2) ABOVE. BY PURCHASING THIS NOTE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QIB WITHIN THE MEANING OF RULE 144A OR (2) IN THE EVENT THAT THE COLLATERAL RESTRICTION IS NO LONGER IN EFFECT, AN ACCREDITED INVESTOR ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT

OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.


         THIS AGREEMENT IS SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED SECURED CONVERTIBLE SENIOR NOTE PURCHASE AGREEMENT, DATED FOR REFERENCE PURPOSES ONLY AS OF FEBRUARY 29, 2000, BETWEEN THE COMPANY AND VALUE PARTNERS, LTD. (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "AGREEMENT"). COPIES OF THE AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

         THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND COLLATERAL SHARING AGREEMENT, DATED AS OF FEBRUARY 29, 2000, BY AND AMONG THE COMPANY, VALUE PARTNERS, LTD., AS ORIGINAL PURCHASER OF CERTAIN 12% SECURED CONVERTIBLE SENIOR NOTES DUE 2006 ISSUED BY THE COMPANY, AND U.S. TRUST COMPANY OF TEXAS, N.A., AS COLLATERAL AGENT FOR THE HOLDERS FROM TIME TO TIME OF SUCH CONVERTIBLE NOTES AND THE HOLDERS FROM TIME TO TIME OF THE 12% SECURED CONVERTIBLE SENIOR NOTES DUE 2006 ISSUED PURSUANT TO THE EXCHANGE AGREEMENT, AS DEFINED HEREIN (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"). COPIES OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

                          ALTIVA FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                  12% SECURED CONVERTIBLE SENIOR NOTE DUE 2006


No.1



                                                                     $14,000,000


         Altiva Financial Corporation (together with its permitted successors and assigns hereunder, the "Company"), a corporation duly organized and validly existing under the laws of the State of Delaware, for value received, hereby promises to pay Value Partners, LTD, 4514 Cole Avenue, Suite 808, Dallas, Texas 75205 or registered assigns, the principal sum of

$14,000,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, no later than 12:00 noon, Eastern Time, on June 15, 2006 (the "Maturity Date") (or earlier to the extent provided in Article V hereof), and to pay interest thereon semi-annually as provided herein in like coin or currency, at the rate per annum of 12%, subject to adjustment as provided herein, such payments to be made without presentation or surrender of this Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to be Company at its principal office for cancellation.

                                    ARTICLE I

                                   DEFINITIONS

         For all purposes hereof, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Issue Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, or
(ii) directly or indirectly acquires (in one transaction or in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the Outstanding ownership interests of a partnership or a limited liability company.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, provided, however, that for purposes of this definition none of Value Partners, T. Rowe Price Recovery Fund and Lutheran Brotherhood High Yield Fund shall be deemed to be an Affiliate of the Company.

         "Agreement" has the meaning set forth in Section 2.1 hereof.

         "Beneficial Owners" means the beneficial owners of the Notes identified in the registry of Beneficial Owners maintained by the Company pursuant to
Section 2.3.

         "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act for it hereunder.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the City of Atlanta, Georgia or New York, New York are authorized or required by law or executive order to remain closed.


         "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation or limited liability company, Preferred Stock and other corporate stock and, with respect to a partnership, including limited liability partnerships, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

         "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Closing Price" has the meaning set forth in Section 7.5(i).

         "Collateral Agent" means U.S. Trust Company of New York, and its successors and assigns.

         "Collateral Documents" means any agreement entered into by the Company, any Subsidiary of the Company or any other Person to provide collateral or security for the repayment of the Notes and the Exchange Notes or to Guarantee the Notes and the Exchange Notes, including without limitation the Security Agreement, the Exchange Note Indenture, the Exchange Note Security Agreements and the Intercreditor Agreement, in each case as defined in the Agreement.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" has the meaning set forth in the first paragraph hereof.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital

Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash revenues increasing such Consolidated Net Income for such period, including without limitation non-cash income recorded in connection with the ownership of mortgage-related securities (excluding any non-cash income to the extent it represents an accrual of cash revenues in any future period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of termination to be dividended to the Company by such Subsidiary without prior approval of any Person (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without prior approval of any Person (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders unless waived; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any net after-tax extraordinary gains or losses shall be excluded.

         "Consolidated Net Worth" of a Person means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Person and its Subsidiaries determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" of a Person means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Person and its Subsidiaries determined in accordance with GAAP less an amount equal to the consolidated intangible assets of the Person and its Subsidiaries determined in accordance with GAAP.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the Stated Maturity of principal of the Notes, provided that only the amount of such Capital Stock that matures or is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

         "Eligible Collateral" means any asset or property of the Company other than the Note Security.

         "Event of Default" means any event specified in Section 5.1.

         "Excess Spread" means (i) with respect to a "pool" of Receivables that has been sold to a trust or other Person in a securitization, the excess of (a) the weighted average coupon on each pool of Receivables sold over (b) the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP, and (ii) with respect to Receivables that have been sold to a Person in a whole loan sale, the cash flow of the Company and its Subsidiaries from such Receivables, net of, to the extent applicable, a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP.

         "Excess Spread Receivables" of a Person means the contractual or certified right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP, net of any allowance for losses on loans sold with recourse or other liability allocable thereto, to the extent not otherwise reflected in such amount). Excess Spread Receivables (a) include mortgage-related securities backed by Receivables sold by the Company or any Subsidiary and (b) do not include any servicing rights.

         "Exchange" has the meaning set forth in the Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agreement" means the agreement between the Company and the holders of the Company's 12 1/2% Subordinated Notes due 2001 providing for the Exchange, as amended, supplemented or otherwise modified from time to time.

         "Exchange Notes" means the 12% Secured Convertible Notes due 2006 issued to holders of the Subordinated Notes upon consummation of the Exchange.

         "Exchange Note Obligations" means all present and future liabilities, obligations and indebtedness of the Company, any of its Subsidiaries or any other obligor owing to any holder of Exchange Notes under or in connection with the Exchange Agreement, the Exchange Notes and the Collateral Documents, including without limitation obligations in respect of (i) principal, premium, if any, and interest on the Exchange Notes, (ii) reimbursement of costs, fees, taxes or other items and (iii) indemnification and related obligations.

         "Fixed Charges" means, with respect to the Company and its Subsidiaries for any period, the sum, without duplication, of:

                  (i) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (ii) the consolidated interest of the Company and its Subsidiaries that was capitalized during such period; plus

                  (iii) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Subsidiaries or secured by a Lien on assets of the Company or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (iv) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of the Company or any of its Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and its Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to the Company and its Subsidiaries for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, and, if applicable, the use of the proceeds therefrom to repay other Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period.

         "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means any Person Guaranteeing any Indebtedness or other obligation.

         "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of the Notes and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

         "Holder" means a Person in whose name a Note is registered on the Note Register.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for. The term "Incurrence" when used as a noun shall have a corresponding meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium, if any, in respect of (A) indebtedness of such

Person for money borrowed, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (including any such obligations under repurchase agreements), but excluding trade accounts payable and expense accruals arising in the ordinary course of business; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, in the case of a Subsidiary of such Person, any Preferred Stock (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person, and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above, and the amount of any Indebtedness under clause
(vi) of this definition for which such Person is responsible or liable, directly or indirectly, including by way of any Guarantee. Notwithstanding the foregoing, any securities issued in a securitization by a Securitization Subsidiary formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries, regardless whether such securities are treated as indebtedness for tax purposes, provided that (1) neither the Company nor any of its Subsidiaries (other than the Securitization Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for credit support in the form of "over-collateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables attributable to, such securitization, in each case to the extent of the book value of such Excess Spread Receivables, or (b) is directly or indirectly liable (as a guarantor or otherwise) for such securities, and (2) no default with respect to such securities would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Indenture" means the Indenture between the Company and U.S. Trust Company of Texas, N.A., as trustee for the holders of the Exchange Notes, as amended, supplemented or otherwise modified from time to time.

         "Intercreditor Agreement" has the meaning set forth in the Agreement.

         "Interest Payment Date" has the meaning set forth in Section 2.2 hereof.

         "Interest Rate" means 12% per annum, subject to increase as specified in the third and fourth paragraphs of Section 2.2 hereof.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "IO Securities" means a security representing an undivided interest in all or a portion of the interest payments due on a pool of Receivables which back the mortgage-related security to which the IO Securities relate.

         "Issue Date" means February 29, 2000.

         "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

         "Liens" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance (whether or not filed, recorded or otherwise perfected under applicable law) upon or with respect to any asset or property owned by a Person.

         "Liquid Assets" means: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. Government securities,
(b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally-recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally-recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by, the United States, its agencies or any U.S. Government sponsored enterprise and (iv) the amount of unused credit available to the Company in the form of Permitted Warehouse Indebtedness under lines of such Indebtedness in existence on the determination date which may be secured by existing net loans or other Receivables held for sale by the Company on the determination date.

         "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

         "Mark-to-Market Adjustments" shall have the meaning set forth in
Section 4.12(a)(1).

         "Material Adverse Effect" has the meaning set forth in the Agreement.

         "Maturity Date" has the meaning set forth in the first paragraph hereof.

         "MCI" means The Money Centre, Inc., a North Carolina corporation.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

         "Notes" has the meaning set forth in Section 2.1, provided that upon consummation of the Exchange the Notes and the Exchange Notes shall be considered as a single class of Pari Passu Indebtedness of the Company. Notwithstanding any provision to the contrary contained in this Note, except as expressly provided herein, references herein to actions by the Holders of the Notes shall in all cases include the holders of the Exchange Notes, such holders acting together as the holders of a single class of securities of the Company.

         "Note Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other obligor owing to any Holder under or in connection with the Agreement, or any Related Agreement, including without limitation obligations in respect of
(i) principal, premium, if any, and interest on the Notes, (ii) reimbursement of costs, fees, taxes or other items and (iii) indemnification and related obligations.

         "Note Register" has the meaning set forth in Section 2.3.

         "Note Security" means all assets now or from time to time after the Issue Date subjected to a security interest or other charge (or intended to be so subjected pursuant to the Agreement or any Related Agreement) to secure the payment or performance of any of the Note Obligations.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Secretary or any Vice President of the Company.

         "Officer's Certificate" means, unless otherwise specified herein, a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company.

         "Outstanding," (i) when used as of any particular time with reference to the Notes, means all of the Notes theretofore issued by the Company and outstanding, which shall not include (x) the Notes theretofore canceled by the Company or surrendered to the Company for cancellation, and (y) the Notes for the transfer or exchange of or in lieu of or in substitution for which other

Notes shall have been delivered by the Company pursuant to the Notes, and (ii) when used as of any particular time with reference to the Exchange Notes, shall have the meaning set forth in the Indenture. In determining whether the registered holders of the requisite aggregate principal amount of Notes and Exchange Notes have concurred in any demand, request, direction, consent, or waiver under the Notes, Notes which are owned or held by or for the account of the Company, or by any other obligor on the Notes, or by any Affiliate of the Company or any other obligor on the Notes, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee shall have the exclusive right to vote such Notes and is not a Person which is an Affiliate of the Company or any other obligor on the Notes.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

         "Permitted Indebtedness" means:

                  (i) Permitted Warehouse Indebtedness of the Company and its Subsidiaries, provided that to the extent any such Indebtedness ceases to constitute Permitted Warehouse Indebtedness of the Company or a Subsidiary, such event shall be deemed to constitute the Incurrence of such Indebtedness (and any related Guarantees, but without duplication) by the Company or such Subsidiary, as the case may be;

                  (ii)     the Note Obligations and the Exchange Note
         Obligations;

                  (iii) Indebtedness of the Company or a Subsidiary Outstanding on the Issue Date;

                  (iv)     Hedging Obligations;

                  (v) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $3.0 million at any time outstanding;

                  (vi) intercompany Indebtedness between or among the Company and any Subsidiary, provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Note Obligations and (ii) (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; and

                  (vii) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness Incurred pursuant to Section 4.13(a) or clause (iii) or
         (v) above.

         "Permitted Liens" means, with respect to the Company and any
Subsidiary:

                  (i) Liens for taxes, assessments or governmental charges or levies on the assets or property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;

                  (v)      Liens securing Permitted Indebtedness;

                  (vi) Liens with respect to IO Securities, Residual Certificates or excess servicing rights arising from the documents creating and governing such securities, certificates and rights as a result of the subordinate nature of such assets to other senior interests created and governed by such documents; and

                  (vii) Liens on the Capital Stock of, or the assets or property of, a Subsidiary acquired by the Company in existence at the time of such acquisition provided that (a) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and (b) such Liens do not extend to assets or property owned by the Company or any other Subsidiary.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Subsidiaries, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than 91 days after the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Warehouse Indebtedness" means Indebtedness of any Person under any warehouse line of credit, loan repurchase agreement or similar facility or under any commercial paper program (a) that is incurred for the purpose of funding the origination or purchase of Receivables that are intended to be sold to investors and are eligible to be recorded as held for sale on the consolidated balance sheet of such Person in accordance with GAAP and are so recorded, (b) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by Receivables or securities backed by such receivables or any combination thereof owned by such Person, (c) the outstanding amount of which shall not exceed 100% of the aggregate principal amount of the Receivables and/or securities backed by such receivables securing such Indebtedness and (d) that has not been outstanding in excess of 360 days.

         "Person" means any individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

         "Receivables" means loans, leases and other credit receivables commonly financed by companies in the mortgage lending or consumer finance business in the United States which are purchased or originated by the Company or any Subsidiary of the Company in the ordinary course of business.

         "Record Date" means, with respect to any Interest Payment Date, the June 1 or December 1 preceding an Interest Payment Date of June 15 and December 15, respectively.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the provisions of the Note.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the provisions of the Note.

         "Related Agreements" means the Notes and the Collateral Documents.

         "Repurchase Event" has the meaning set forth in Section 8.3.

         "Repurchase Price," when used with respect to any Note to be repurchased, means the price at which it is to be repurchased pursuant to the terms of the Notes.

         "Registration Rights Agreement" has the meaning set forth in the Agreement.

         "Residual Certificate" means a security (whether identified as a certificate, instrument or interest) representing the residual interest in a real estate mortgage investment conduit or other entity formed by the Company or a Subsidiary and in which the Company or a Subsidiary has retained a residual interest which is only payable on a fully subordinated basis after all regular interests in and/or debt issued by such entity has been fully repaid.

         "Restricted Payment" means

                  (i) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or make any payment or distribution to or for the benefit of the direct or indirect holders of the Capital Stock of the Company or any Subsidiary of the Company (other than (a) dividends or distributions payable in its Capital Stock (other than Disqualified Capital Stock) and (b) dividends or distributions payable to the Company or a Subsidiary of the Company (and if such Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

                  (ii) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Subsidiary of the Company (other than any such Capital Stock owned by the Company or any of its Subsidiaries and other than the acquisition of Capital Stock in Subsidiaries solely in exchange for Capital Stock (other than Disqualified Capital Stock ) of the Company); or

                  (iii) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness.

         Notwithstanding the above, a Restricted Payment shall not include: (A) any future payments required to be made to the former shareholders of MCI pursuant to the Stock Purchase Agreement, dated as of July 15, 1999, by and among Rodney D. Atkinson, Charles R. Cunningham, Stuart A. Lewis, John Richard Love, Stephen L. Walker, MCI and the Company; or (B) the repurchase, redemption, defeasance, retirement or other acquisition for value directly or indirectly of the Notes in accordance with the terms of the Notes (including without limitation Section 4.20 hereof).

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securitization Subsidiary" means a Subsidiary of the Company formed in connection with a securitization of Receivables (i) all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more of its Subsidiaries, (ii) that has no assets other than Excess Spread Receivables created in such securitization, (iii) that conducts no business other than holding such Excess Spread Receivables, and (iv) that has no Indebtedness (other than short-term Indebtedness to the Company or any Wholly-Owned Subsidiary attributable to the purchase by such Subsidiary from the Company or such Wholly-Owned Subsidiary of such Receivables, which Indebtedness is paid in full upon closing of such securitization).

         "Significant Subsidiary" means, with respect to any Person, any Subsidiary which is a "significant subsidiary" (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act) of such Person.

         "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

         "Stockholder Approvals" means the approval of the stockholders of the Company, pursuant to Section 5.1 of the Agreement, of (i) the issuance of Common Stock upon conversion of the Notes in their entirety and (ii) the issuance of Common Stock upon conversion of the Exchange Notes in accordance with their terms.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Substantial Portion" means, with respect to the assets of the Company and its Subsidiaries, assets which (i) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the Consolidated Net Income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Supermajority Covenants" has the meaning set forth in Section 4.25.

         "Value Partners" means Value Partners, Ltd., a Texas limited partnership.

         "Trading Day" has the meaning set forth in Section 7.5(i).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at Stated Maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which is owned by the Company or another Wholly-Owned Subsidiary.


                                   ARTICLE II

                                ISSUANCE OF NOTES

SECTION 2.1 DESIGNATION AND AMOUNT OF NOTES; RANKING.

         This Note is one of a duly authorized issue of notes of the Company, designated as its Amended and Restated 12% Secured Convertible Senior Notes due 2006 (herein called the "Notes") in the maximum aggregate principal amount of $14,000,000 issued pursuant to an

Amended and Restated Secured Convertible Senior Note Purchase Agreement, dated for reference purposes only as of February 29, 2000, by and among Altiva Financial Corporation and the purchaser listed on the signature page thereto (as amended, supplemented or otherwise modified from time to time, the "Agreement"), to which all the terms of this Note are subject.

         The Notes constitute senior obligations of the Company and shall not be subordinated in right or priority of payment to any existing or future Indebtedness of the Company.

SECTION 2.2. DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST AND PRINCIPAL.

         The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof.

         Subject to adjustment pursuant to the penultimate sentence of this paragraph and the next two paragraphs of this Section 2.2, interest shall accrue at the Interest Rate on (i) $7,000,000 principal amount of the Notes (the "First Notes") from August 31, 1999, (ii) $250,000 principal amount of the Notes (the "Second Notes") from December 13, 1999, (iii) $750,000 principal amount of the Notes from December 31, 1999, (iv) $1,000,000 principal amount of the Notes (together with the Notes in clause (III), the "Third Notes" ) from January 5, 2000 , (v) $700,000 principal amount of Notes (the "Fourth Notes") from February 2, 2000, (vi) $300,000 principal amount of Notes from February 11, 2000 and
(vii) the total Outstanding principal amount of the Notes from February 29, 2000. Interest on the Notes shall be payable by the Company in cash to Holders
(i) from the most recent date to which interest has been paid or, if no interest has been paid, from August 31, 1999, on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on June 15, 2001, and (ii) on the Maturity Date (or earlier to the extent provided in Article V hereof) to the extent accrued but theretofore unpaid. In addition to the foregoing, pursuant to the term of the First Notes, the Second Notes and the Third Notes, the Interest Rate on the Notes shall be increased by 1% per annum for the period from February 15 through the date immediately preceding the date of receipt of the Stockholder Approvals, and pursuant to the terms of the Fourth Notes, the Interest Rate on the Notes shall be increased by 1% per annum for the period from February 29, 2000 through the date immediately preceding the date of receipt of the Stockholder Approvals. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         In the event that the Company is obligated to pay Liquidated Damages to Holders, the Interest Rate shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the amount of such Liquidated Damages and all references herein to interest shall include Liquidated Damages, if any. The Company shall promptly notify each Holder at its address as it appears on the Note Register in the event that the Company is obligated to pay Liquidated Damages to Holders.

         In the event that the Company does not obtain the Stockholder Approvals on or before March 9, 2000 (as may be extended pursuant to Section 8.3 hereof), the Interest Rate shall increase monthly, commencing on March 9, 2000 (or as extended), by 1% per annum, up to a maximum interest rate of 18% (exclusive of Liquidated Damages, if any), provided that if the

Company subsequently obtains the Stockholder Approvals, the Interest Rate shall revert as of the date of receipt thereof to the amount otherwise payable hereunder and shall not thereafter reflect any increase in the Interest Rate as a result of the requirements of this sentence. The Company shall promptly notify each Holder at its address as it appears on the Note Register in the event that the Company is obligated to increase the Interest Rate pursuant to the requirements of this paragraph.

         The Person in whose name any Note is registered at the close of business on any Record Date with respect to any Interest Payment Date (including any Note that is converted after the Record Date and on or before the Interest Payment Date) shall receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the Record Date and on or prior to such Interest Payment Date. Interest shall be paid by check mailed to the address of such Person on the Note Register, provided that at the request of a Holder in writing to the Company at least five days prior to the date set for payment of interest, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Company. Payment of principal, premium, if any, and interest due on the Maturity Date similarly shall be paid by the Company by check or, at the request of a Holder, wire transfer.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below.

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner.

SECTION 2.3. EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES; RESTRICTIONS ON TRANSFER.

         The Company shall cause to be kept at its executive offices a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

         The Company shall also maintain a register of Beneficial Owners of the Notes, which Beneficial Owners shall be placed thereon upon receipt by the Company of written certification of any such Beneficial Owner as to its beneficial ownership of a specified principal amount of the Notes accompanied by evidence thereof reasonably satisfactory to the Company and setting forth its address and other information which will permit the Company to communicate with such Beneficial Owners as required herein and deem such Beneficial Owners as registered Holders for purposes hereof. A copy of any notice sent hereunder to Holders also shall be sent to the Beneficial Owners on the Company's registry and any consent, request, direction, approval, objection or other instrument or action required or permitted by the Notes to be executed or taken by any Holder (other than a transfer or conversion of a Note) shall be fully effective if executed or taken by the Beneficial Owner thereof on the Company's registry, provided that, in the event of conflicting instruments executed by the registered Holder and the Beneficial Owner, the action by the registered Holder shall govern. The Company may presume that the Persons that is enters on the registry of Beneficial Owners are such Beneficial Owners unless it receives written notification to the contrary.

         Upon surrender for registration of transfer of any Note to the Company and satisfaction of the requirements for such transfer set forth in this Section
2.4 and in the Agreement, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Agreement.

         Subject to the requirements of the immediately succeeding paragraph, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount upon surrender of the Notes to be exchanged to the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

         Each initial Holder of the Notes shall be issued a Note with a principal amount equal to such Holder's initial aggregate investment in the Notes and may not exchange such Note for other Notes of any authorized denominations and of a like aggregate principal amount unless it has a valid business reason therefor, provided that nothing herein shall be deemed to restrict an initial Holder from exchanging Notes for other Notes of authorized denominations and of a like aggregate principal amount in connection with any sale, disposition or other transfer of the Notes or any conversion of the Notes in accordance with Article VII hereof.

         All Notes issued upon registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

         All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

SECTION 2.4.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

         In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new Note, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution of the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such indemnity as may be required by the Company to save it harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall furnish to the Company, evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this Section
2.4 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of and subject to all the limitations set forth herein equally and proportionally with any and all other duly issued Notes. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

                                   ARTICLE III

                               REDEMPTION OF NOTES

SECTION 3.1.  OPTIONAL RIGHTS TO REDEEM NOTES.

         (a) Except as provided in paragraph (b) below, the Notes are not redeemable at the Company's option prior to June 15, 2004. Thereafter, the Notes may be redeemed, in whole but not in part, at the option of the Company at the Redemption Prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:


                Year                            Redemption Rate

                2004                                 106%

                2005                                 100%

         Notwithstanding the foregoing, the Notes may be redeemed at the Company's option prior to June 15, 2004, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if the Closing Price of the Common Stock equals or exceeds $5.00 per share (subject to adjustment as provided herein, the "Redemption Trading Price") for 35 consecutive Trading Days after the Issue Date and prior to June 15, 2004.

         In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (b) Notwithstanding any provision hereof to the contrary, if it any time the total Outstanding principal amount of the Notes shall be less than 10% of the aggregate principal amount Outstanding on the Issue Date, the Company may, at its option, redeem all or any part of the Notes then Outstanding at a Redemption Price equal to the applicable amount set forth in Section 3.1(a) hereof of the principal amount of the Notes then Outstanding, together with accrued and unpaid interest, if any, thereon to the Redemption Date.

SECTION 3.2.  NOTICE OF OPTIONAL REDEMPTION.

         At least 30 days but not more than 90 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of optional redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note Register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the then current Conversion Price;

                  (4) that Notes called for redemption must be presented and surrendered to the Company to collect the Redemption Price;

                  (5) that the Notes called for redemption may be converted at any time before the close of business on the fifth Business Day immediately preceding the Redemption Date;

                  (6) that Holders who wish to convert Notes must satisfy the requirements in Article VII of the Notes;

                  (7) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Company of the Notes; and

                  (8) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date.

SECTION 3.3. EFFECT OF NOTICE OF OPTIONAL REDEMPTION.

         Once notice of optional redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes that are converted in accordance with the provisions of Section 7.1. Upon presentation and surrender to the Company, Notes called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date.

                                   ARTICLE IV

                                CERTAIN COVENANTS

SECTION 4.1. PAYMENT OF NOTES.

         The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided herein. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on (i) overdue principal, at the rate borne by the Notes at the time, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

SECTION 4.2. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations herein, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

SECTION 4.3. REPORTS AND CERTIFICATES.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are Outstanding, the Company will furnish to the Holders, within five days after the time periods specified in the SEC's rules and regulations (including any extensions expressly permitted by such rules and regulations):

                           (1) all quarterly and annual information, financial and other, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and an annual report on the Company's consolidated financial statements by the Company's independent certified public accountants; and

                           (2) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor form) if the Company were required to file such reports.

         (b) For so long as any Notes are Outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Concurrently with the delivery of the annual report described in Section 4.3(a)(1), the Company will deliver to each Holder at such Holder's address as it appears on the Note Register a statement of the Company's independent certified public accountants to the effect that they have reviewed the Agreement and the Related Agreements and that based on their examination of the affairs of the Company and its Subsidiaries, performed in connection with their audit of the Company's annual financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes a Default or an Event of Default, or, if they are aware thereof, the nature thereof.

         (d) Concurrently with the delivery of the annual report described in Section 4.3(a)(1), the Company will deliver to each Holder at such Holder's address as it appears in the Note Register, within 90 days after the end of each fiscal year of the Company, an Officer's

Certificate, signed by each of the Company's Chief Executive Officer and Chief Financial Officer, to the effect that each such officer has reviewed the Agreement and the Related Agreements and is not aware of the occurrence or existence of any condition or event which constitutes a Default or an Event of Default, or, if they are aware thereof, the nature thereof and what action the Company is taking or proposes to take with respect thereto.

         (e) Notwithstanding any other provision hereof to the contrary, promptly upon acquiring knowledge of any Default or Event of Default, the Company will promptly deliver to each Holder at such Holder's address as it appears in the Note Register an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         (f) The Company will deliver to each Holder of at least $1.0 million aggregate principal amount of Notes who so requests at such Holder's address as it appears in the Note Register, within 30 days after the end of each fiscal quarter of the Company, an Officer's Certificate, signed by the Company's Chief Executive Officer and Chief Financial Officer, which (i) sets forth in reasonable detail the calculations which demonstrate the Company's compliance with the financial covenants set forth in Section 4.12 (regardless whether such covenants are in effect) and Section 4.13 (regardless whether the Company is seeking to Incur additional Indebtedness) and (ii) to the effect that each such officer is not aware of the occurrence or existence of any condition or event which constitutes a Default or an Event of Default with respect to Section 4.6 or, if they are aware thereof, the nature thereof and what action the Company is taking or proposes to take with respect thereto.

         (g) The Company will deliver to each Holder of at least $1.0 million aggregate principal amount of Notes who so requests at such Holder's address as it appears in the Note Register, within 30 days after the end of each calendar month, (i) an unaudited balance sheet and income statement showing the results of the Company's operations for such month, certified by an Officers' Certificate which is signed by the Company's Chief Financial Officer or Chief Accounting Officer, (ii) the amount of originations, purchases and sales of each type of Receivable by the Company and each Subsidiary of the Company during such month and fiscal year to date and (iii) the amount of (x) delinquent loans or other Receivables and (y) real estate owned of the Company and each Subsidiary of the Company at the end of such month.

SECTION 4.4 TAXES AND OTHER CHARGES.

         (a) Each of the Company and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials, supplies or services which if unpaid might by law become a Lien upon any of its assets; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

         (b) Each of the Company and its Subsidiaries will promptly pay when due, or in conformity with ordinary business practices, all accounts payable incident to the operations of such Person not referred to in paragraph
(a) of this Section 4.4; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

SECTION 4.5 CONDUCT OF BUSINESS.

         (a) Each of the Company and its Subsidiaries (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as is conducted generally from time to time by companies in the mortgage lending business or the consumer finance business in the United States and will not engage in any other business activities and (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent failure to do so would have, or could reasonably be expected to have, a Material Adverse Effect.

         (b) Each of the Company and its Subsidiaries will comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where failure so to comply would not, individually or in the aggregate, result in any Material Adverse Effect.




SECTION 4.6.  CORPORATE EXISTENCE.

         (a) Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and those of any Subsidiary of the Company, provided, however, that the Company and any Subsidiary of the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine in good faith that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, reasonably likely to result in any Material Adverse Effect.

         (b) Notwithstanding anything in paragraph (a) to the contrary, the Company will exercise its reasonable best efforts to operate MCI in a manner that will maintain the corporate existence and enterprise value of MCI, including but not limited to maintenance of its production, administration and secondary marketing functions in a fashion that would make its business a commercially marketable asset, which shall include:

         (i) the maintenance of separate books, records and accounts, including detailed intercompany payables and receivables accounts;

         (ii) separate revenue generation (including loan origination and loan sales), collection, and credit functions;

         (iii)    separate expense allocation;

         (iv) separate employment of employees, consultants and agents; (v) separate compensation of employees, consultants and agents; (vi) maintenance of separate licenses; (vii) maintenance of separate borrowing facilities, whether in MCI's own name, or as a named borrower under the Company facilities, including warehouse facilities;

         (viii) separation of all material operational functions, including telephone systems, computer systems, etc.

         (ix)     separate corporate existence; and

         (x) separate business leases and contracts, including as to office space, phone systems, copy systems, leased furniture and equipment.

         (c) The Company will take reasonable steps to ensure that all data and information reasonably necessary for the operation of MCI as an independent corporation, including accounting, loan production and loan sales information, shall be transferable to MCI promptly and without material expense upon reasonable request by MCI. MCI shall maintain, at MCI, computer systems capable of maintaining and processing the above and such data shall be forwarded to such system periodically.

         (d) The Company will ensure that all business relations with MCI, including any services provided to MCI by the Company, are properly documented. All contracts between MCI and the Company shall include a provision permitting MCI to terminate such contracts without penalty, at its discretion. The Company will take no action which it reasonably believes will result in a material reduction in the enterprise value or marketability of MCI, provided that this restriction shall not prohibit the Company from transferring money from MCI to the Company in such manner as the Company determines is necessary, in its discretion.

         (e) The covenants in paragraphs (b) and (c) above shall cease to be effective at such time on or after August 31, 2001 as the Company shall have established compliance with all of the financial tests specified in Section 4.12
(a), (b) and (c).

SECTION 4.7. MAINTENANCE OF PROPERTIES.

         The Company and its Subsidiaries will cause all material properties (real and personal) owned, leased or licensed in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the reasonable judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are Outstanding, provided, however, that nothing in this Section 4.7 shall prevent the Company and its Subsidiaries from discontinuing the maintenance of any such properties if, in the reasonable judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, reasonably likely to result in any Material Adverse Effect.

SECTION 4.8 INSURANCE.

         Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

SECTION 4.9. RESTRICTED PAYMENTS.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment.

SECTION 4.10. RESTRICTIONS ON ISSUANCE AND SALE OF CAPITAL STOCK OF
SUBSIDIARIES.

         The Company will not sell, transfer or otherwise dispose of shares of Capital Stock of any Subsidiary of the Company or permit any Subsidiary of the Company to issue, sell or otherwise dispose of shares of its Capital Stock unless in either case such Subsidiary remains a Wholly-Owned Subsidiary of the Company.




SECTION 4.11 RESTRICTIONS ON SUBSIDIARY MERGERS AND SALES OF ASSETS.

         (a) The Company will not permit any Subsidiary to merge or consolidate with any Person, except that a Subsidiary, other than MCI, may merge into the Company or another Wholly-Owned Subsidiary of the Company.

         (b) The Company will not permit any Subsidiary to sell, lease or otherwise dispose of its assets to any other Person, except (i) sales of Receivables in the ordinary course of business, (ii) sales of mortgage-related securities which are issued or sponsored by the Subsidiary or an Affiliate of the Subsidiary in the ordinary course of business or (iii) sales, leases or other dispositions of its assets that, together with all other assets of the Subsidiary previously sold, leased or disposed of (other than Receivables and securities referred to in clauses (i) and (ii) of this sentence) in accordance with this Section 4.11(b) during the 12-month period ending with the month in which any such sale, lease or other disposition occurs, do not constitute a Substantial Portion of the consolidated assets of the Company under GAAP.

SECTION 4.12. FINANCIAL COVENANTS.

         (a) The Company will not at any time permit its Consolidated Net Worth to be less than the sum of (1) $30.0 million plus (2) 60% of the sum of the Company's positive Consolidated Net Income (determined in accordance with GAAP) for each fiscal semi-annual period ending after the Issue Date, commencing with the semi-annual period ending August 31, 2000, plus (3) 100% of the net proceeds obtained by the Company through the issuance or sale of Capital Stock (after the deduction of all costs of such issuance). For purposes of this
Section 4.12(a), Consolidated Net Worth shall not include (i) up to an aggregate of $5.0 million of increases in the carrying value of the mortgage-related securities owned by the Company as of the Issue Date (the "Issue Date Securities") recorded by the Company under GAAP and (ii) up to an aggregate of $5.0 million of decreases in the carrying value of the Issue Date Securities recorded by the Company under GAAP, in each case measured from the carrying value of the Issue Date Securities as of the month-end preceding the Closing Date, as set forth on an Officers' Certificate delivered to Value Partners and the Collateral Agent, and as subsequently reflected on any statement of financial condition of the Company included in a report filed by the Company pursuant to Section 4.3(a)(1) (the "Mark-to-Market Adjustments"). To illustrate, if the Company decreased the carrying value of the Issue Date Securities under GAAP as of the month-end preceding the Issue Date by $4.0 million and $3.0 million at August 31, 2000 and November 30, 2000, respectively, the Consolidated Net Worth of the Company at November 30, 2000 for purposes of Section 4.12(a)(1) shall be increased by $5.0 million. Similarly, if the Company increased the carrying value of the Issue Date Securities by such respective amounts at such respective dates, the Consolidated Net Worth of the Company at November 30, 2000 for purposes of Section 4.12(a)(1) shall be decreased by $5.0 million.

         (b) Commencing on August 31, 2001 and thereafter, the Company will not at any time permit the ratio of (i) the aggregate amount of consolidated liabilities of the Company and its Subsidiaries (determined in accordance with GAAP) to (ii) the Consolidated Net Worth of the Company and its Subsidiaries to exceed 7.0 to 1.0.

         (c) Commencing with the fiscal quarter ending August 31, 2001 and as of the end of each fiscal quarter of the Company thereafter, the Company will not permit the Fixed Charge Coverage Ratio of the Company to be less than 1.5 to
1.0 on a trailing four-quarter basis.

SECTION 4.13. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
              DISQUALIFIED CAPITAL STOCK.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue any Disqualified Capital Stock, provided, that the Company and any Subsidiary may Incur Indebtedness, other than in the case of the Company Indebtedness as a result of its Guarantee of the Indebtedness of any Person, including without limitation any Subsidiary of the Company, if at the time of Incurrence no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the following requirements is satisfied:

                  (i) The Fixed Charge Coverage Ratio for the Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 1.6 to 1.0, determined on a pro forma basis (including, if applicable, a pro forma application of the net proceeds therefrom to repay other Indebtedness), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period; and

                  (ii) the ratio of (i) the aggregate amount of consolidated liabilities of the Company and its Subsidiaries to (ii) the Consolidated Net Worth of the Company does not exceed 6.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

         (b) Notwithstanding paragraph (a) of this Section 4.13, the Company and its Subsidiaries may incur Permitted Indebtedness while no Default or Event of Default exists.

SECTION 4.14. LIENS.

         (a) The Company will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any Lien upon any Note Security (or become contractually committed to do so), except the following:

                  (i) Liens created under the agreements governing the securitization of the Receivables underlying the mortgage-related securities included in the Note Security;

                  (ii) Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 4.4;

                  (iii) restrictions under federal and state securities laws on the transfer of securities; and

                  (iv) Liens which solely secure the Note Obligations and the Exchange Note Obligations.

         (b) The Company will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any Lien upon any Eligible Collateral, other than Permitted Liens, to secure any Indebtedness of the Company (other than the Note Obligations and the Exchange Note Obligations), any Subsidiary of the Company or any other Person, without in each case making effective provision whereby all Notes and Exchange Notes shall be directly secured equally and ratably with (or prior to in the case of Liens with respect to Junior Indebtedness) such Indebtedness.

SECTION 4.15. SUBSIDIARY GUARANTEES.

         The Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously provides for a Guarantee of, or pledge of assets to secure, the Note Obligations and the Exchange Note Obligations by such Subsidiary on terms at least as favorable to the Holders as such Guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a Guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the Guarantee or security interest in such assets shall be made pari passu to the Guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such Guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Note Obligations and the Exchange Note Obligations to the same extent as such Junior Indebtedness is subordinated to the Note Obligations and the Exchange Note Obligations and (ii) such Subsidiary waives and agrees in writing that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

SECTION 4.16. PAYMENT OF DIVIDENDS FROM SUBSIDIARIES.

         To the extent necessary to enable it to make payments on the Notes in accordance with their terms, the Company shall cause dividends to be paid to it by its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired) in amounts which are sufficient to enable the Company to satisfy its payment obligations under the Notes (and which shall be so used by the Company), provided that the Company shall not be required to take any action which would result in a Subsidiary paying dividends to the extent not permitted by applicable law and regulation and/or restrictions existing under agreements in effect on the Issue Date if the Company receives an opinion of counsel (in form and substance satisfactory to the registered holders of a majority in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding) as to the existence of the relevant restriction no later than the applicable Interest Payment Date or the Stated Maturity of the Notes, whether by acceleration or otherwise.

SECTION 4.17. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any of its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

         (a) pay any dividends or make any other distribution to the Company or any other Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

         (b) make payments in respect to any Indebtedness owed to the Company or any other Subsidiary; or

         (c) make loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

         other than, in the case of (a), (b) and (c),

                  (1) restrictions existing under agreements in effect on the Issue Date;

                  (2) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary and (ii) do not encumber or restrict the Company or any other Subsidiary of the Company as set forth in (a), (b) or (c) above.

                  (3) restrictions on the transfer of assets which are subject to Liens; and

                  (4) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and
(2), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

SECTION 4.18. INVESTMENTS AND ACQUISITIONS.

         The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or create any Subsidiary or become a partner in any partnership or joint venture, or make any Acquisition of any Person, in each case whether directly or indirectly through a transaction which may otherwise be permissible pursuant to
Section 6.1 hereof or otherwise, except:

         (i) Short-term obligations of, or fully guaranteed by, the United States of America;

         (ii) Commercial paper rated A-1 or better by Standard and Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc.;

         (iii) Demand deposit accounts maintained in the ordinary course of business;

         (iv) Certificates of deposit issued by and time deposits with federally-insured financial institutions having capital and surplus in excess of $100,000,000;

         (v)      Investments in existence on the Issue Date;

         (vi) Investments in the ordinary course of the Company's business to originate or purchase (a) Receivables (and in connection with commitments to purchase the same) and (b) real estate acquired by foreclosure or by deed-in-lieu thereof, whether directly or indirectly through a Subsidiary formed for the sole purpose of holding the same;

         (vii)    Hedging Obligations; and

         (viii)   Investments in Securitization Subsidiaries.

SECTION 4.19. LIMITATION ON INVESTMENT COMPANY STATUS.

         The Company will not take, and will not permit any Subsidiary to take, any action, or otherwise permit to exist any circumstance, that would require the Company or such Subsidiary to register as an "investment company" under the Investment Company Act of 1940, as amended.

SECTION 4.20. PAYMENTS ON NOTES; REPURCHASE OF NOTES.

         (a) Except as expressly provided in the Intercreditor Agreement, the Company will not make any payment of interest, premium, if any, or principal on the Notes or the Exchange Notes without making a pro rata payment to all holders of Notes and Exchange Notes.

         (b) The Company will not, and will not permit any Subsidiary or other Affiliate of the Company to, redeem or purchase (whether in public or private transactions) any Notes or the Exchange Notes other than pursuant to a redemption or repurchase offer made to each holder of a Note or an Exchange Note pro rata in accordance with the aggregate principal amount of Notes and Exchange Notes held by such holders.


SECTION 4.21. TRANSACTIONS WITH AFFILIATES.

         Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of any asset or the rendering of any service, with any Affiliate (other than the Company or a Subsidiary of the Company) unless such transaction (a) is otherwise not in violation of the Agreement and the Related Agreements (including without limitation the Notes), and (b) is approved by a majority of the disinterested members of the Board of Directors, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the requirements of this clause
(b) shall not apply to (i) any transaction pursuant to agreements in effect on the Issue Date and (ii) any transaction or series of related transactions in which the amount involved does not exceed $250,000.

SECTION 4.22. PAYMENTS FOR CONSENT.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note or an Exchange Note as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes (other than article VII thereof) or the Exchange Notes unless such consideration is paid to all holders of Notes and Exchange Notes that provide such consent or so waive or agree to amend.

SECTION 4.23 BOARD OF DIRECTORS.

         (a) In the event that there is a Default or an Event of Default, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to nominate a director to the Board of Directors of the Company, which action may be taken by the written consent of such Holders. In the event that the Holders elect to nominate a director under this Section, the Company shall call and hold, within 10 Business Days, a meeting of its Board of Directors for the purpose of considering electing the nominee of the Holders for a term expiring at the next annual meeting of stockholders of the Company and until his or her successor is elected and qualified. Thereafter, in the event of the election of such nominee by the Board of Directors of the Company, and subject to the fiduciary duties of the Board of Directors of the Company, the Company shall include such person on the list of nominees for director presented by the Board of Directors of the Company and for which said Board shall solicit proxies at the next annual meeting of stockholders of the Company.

         (b) So long as it is the holder of at least $1.0 million principal amount of Notes, Value Partners, Ltd. may designate a representative who shall have the right to attend all regular and special meetings of the Board of Directors of the Company. The Company shall notify such representative at least 48 hours in advance of the time and place of any meeting of the Board of Directors of the Company.


SECTION 4.24 SOLVENCY TEST.

         Commencing on May 31, 2000, the Company will not permit the sum of the amount of (i) the Liquid Assets owned by the Company, as of the end of each fiscal month of the Company, which are not subject to any Lien and (ii) the Consolidated Cash Flow of the Company during the preceding three fiscal months to amount to zero or less.

SECTION 4.25 WAIVER OF CERTAIN COVENANTS.

         Except as provided in the next sentence, the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.3 to 4.24, inclusive, if before the time for such compliance the record holders of at least a majority in principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition. Notwithstanding the foregoing, the Company may omit in any particular instance to comply with the covenants or conditions set forth in any of the following sections if before the time for such compliance the registered holders of at least 70% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition: Section 4.5(a); Section 4.9; Section 4.11; Section 4.12(a), but only to the extent that the waiver relates to a Consolidated Net Worth of less than $25.0 million ($20.0 million exclusive of Mark-to-Market Adjustments, if any); Section 4.12(b), but only to the extent that the waiver relates to an increase in the ratio set forth therein above 8.0 to 1.0; Section 4.12(c), but only to the extent that the waiver relates to a decrease in the ratio set forth therein below 1.2 to 1.0; Section 4.13(a), but only to the extent that the waiver relates to a decrease in the ratio set forth in Section 4.13(a)(i) below 1.3 to 1.0 and/or an increase in the ratio set forth in Section 4.13(a)(ii) above 7.0 to 1.0; Section 4.14; Section 4.15; Section 4.18, but only to the extent that the waiver relates to an acquisition of the capital stock or assets of a corporation, firm or other entity which would constitute a Significant Subsidiary of the Company; Section 4.20; and Section
4.22 (collectively, the "Supermajority Covenants"). No waiver of a covenant pursuant to this Section 4.25 shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE V
                             REMEDIES OF NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

SECTION 5.1. EVENTS OF DEFAULT.

         In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable at maturity of the Notes, by acceleration or otherwise, or in connection with any redemption pursuant to Article III; or

                  (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Agreement or in any of the Related Agreements or in the Exchange Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the registered holders of at least 25% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding; or

                  (d) failure of the Company or any Subsidiary of the Company to make any payment, including any applicable grace period, in respect of principal or interest on any Indebtedness which default shall have resulted in Indebtedness in an amount in excess of $1,000,000; or

                  (e) default by the Company or a Subsidiary of the Company with respect to any Indebtedness of the Company or such Subsidiary, which default results in acceleration of any such Indebtedness which is in an amount in excess of $1,000,000 without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the applicable grace period; or

                  (f) the entry by a court having jurisdiction in the premises of a final judgment, decree or order against the Company or any Subsidiary of the Company which shall require the payment by the Company or any Subsidiary of the Company of an amount (to the extent not covered by insurance) in excess of $1,000,000 and the continuance of any such judgment, decree or order unstayed or unsatisfied and in effect for a period of 60 consecutive days which is not being contested in good faith by appropriate judicial proceedings; or

                  (g) the Company or any Subsidiary that is a Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary that is a Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

                  (i) failure on the part of the Company duly to observe or perform any of the covenants or agreements of the Company in any of the Collateral Documents continued for a period of 10 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the registered holders of at least 25% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding; or

                  (j) any of the Collateral Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable against the Company in all material respects in accordance with their terms, or cease in any material respect to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Company shall so state in writing, and such default shall continue unremedied for a period of 10 days; or

                  (k) default by the Company with respect to any of its obligations contained in Article VIII hereof; or

                  (l) default by the Company with respect to any of its obligations contained in Section 4.24 hereof, unless waived pursuant to
         Section 5.5 hereof within 10 calendar days thereafter; or

                  (m) any annual audited financial statement of the Company is qualified as to going concern or similar qualifications;

then, and in each and every such case (other than an Event of Default specified in Section 5.1(g) or (h)), unless the principal of all of the Notes shall have already become due and payable, the registered holders of not less than 25% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, then Outstanding, by notice in writing to the Company, may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

         If an Event of Default specified in Section 5.1(g) or (h) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company.

SECTION 5.2. PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR.

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase hereunder, by declaration or otherwise, then the Company will pay to the Holders the whole amount that then shall have become due and payable on the Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate then borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

         In case the Company shall fail forthwith to pay such amounts, a Holder shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid to it and to exercise any of the rights or remedies provided in the Collateral Documents, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company (including without limitation the collateral held pursuant to the Collateral Documents) wherever situated the monies adjudged or decreed to be payable.

         In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the case of any other judicial proceedings relative to the Company or to the creditors or property of the Company, a Holder, irrespective of whether the principal of the Notes shall then be due and payable as herein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or its creditors or its property, and to collect and receive any monies or other property payable or deliverable on any such claims.

SECTION 5.3. APPLICATION OF MONIES COLLECTED.

         Subject to the terms of the Intercreditor Agreement and Section 4.20 hereof, any monies collected by or on behalf of a Holder pursuant to this
Article V shall be applied in the following order:

         First, to reimbursement of expenses and indemnities provided in the Agreement, the Exchange Agreement, the Notes, the Exchange Notes and the Collateral Documents;

         Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest at the rate then borne by the Notes, such payments to be made ratably to the Holders entitled thereto;

         Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and upon overdue payments of interest at the rate then borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

         Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 5.4. REMEDIES CUMULATIVE AND CONTINUING.

         Except as provided in the last paragraph of Section 2.4, all powers and remedies given by this Article V to a Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to a Holder by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of any Holder of any of the Notes to exercise any right or power accruing upon an Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein and every power and remedy given herein, by the Collateral Documents or by law to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

SECTION 5.5. WAIVER OF DEFAULTS BY HOLDERS.

         Except as provided in the next sentence, the registered holders of a majority in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock in accordance with the provisions hereof, (iii) a default in the payment of the Redemption Price pursuant to
Article III or the Repurchase Price pursuant to Article VIII or (iv) a default in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Note affected thereby. Notwithstanding the foregoing, the record holders of at least 70% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding shall be required on behalf of the Holders of all the Notes to waive any past Default or Event of Default under any of the Supermajority Covenants. Upon any waiver pursuant to this Section 5.5, the Company and the Holders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.5, said Default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.


                                   ARTICLE VI

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 6.1. COMPANY MAY CONSOLIDATE ETC. ONLY ON CERTAIN TERMS.

         Subject to the provisions of Article VIII, nothing contained herein shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of the property of the Company, substantially as an entirety, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia, provided, that (i) upon any such consolidation, merger, sale, conveyance or lease, if the Company is not the surviving entity, the due and punctual payment of the Note Obligations, including without limitation the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions to be performed by the Company under the Agreement, the Notes, the Exchange Notes, the Collateral Documents and the Exchange Agreement shall be expressly and unconditionally assumed, by agreement in form and substance reasonably satisfactory to the registered holders of not less than a majority in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding, executed and delivered to such holders by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired or leased such property, (ii) the agreement referred to in clause (i) shall provide for the applicable conversion rights set forth in Section 7.6 and the applicable repurchase rights set forth in Section 8.5, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (iv) immediately after giving effect to such transaction, the Company (or the surviving entity if the Company is not continuing) would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.13, (v) immediately after giving effect to such transaction, the Company (or the surviving entity if the Company is not continuing) shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (vi) the Company or the Person formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired or leased such property, as applicable, shall have delivered an Officer's Certificate to the Holders to the effect that such consolidation, merger, sale, conveyance or lease complies with the terms hereof and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 6.2. SUCCESSOR CORPORATION TO BE SUBSTITUTED.

         In case of any such consolidation, merger, sale, conveyance or lease referenced in Section 6.1, and upon the assumption by any Person of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions to be performed by the Company under the Agreement and the Related Agreements, in accordance with Section 6.1 such Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as such. In the event of any such consolidation, merger, sale or conveyance (but not in the event of any such lease), the Person named as the "Company" in the first paragraph hereof or any successor which shall thereafter have become such in the manner prescribed in this Article VI shall be released from its liabilities as obligor and maker of the Notes and from its obligations hereunder.

                                   ARTICLE VII

                               CONVERSION OF NOTES

SECTION 7.1. RIGHT TO CONVERT.

         Subject to and upon compliance with the provisions of this Article, the Holder of any Note shall have the right, at his option, at any time before the close of business on the last Business Day prior to the Maturity Date (except that, with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate, except as provided in Section 7.2, at the close of business on the last Business Day preceding the date fixed for redemption of such Note or portion of a Note, unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section
7.2. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article VII.

SECTION 7.2. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

         In order to exercise the conversion privilege with respect to any Note, the Holder of any such Note, to be converted in whole or in part, shall surrender such Note, duly endorsed, to the Company, and shall give written notice of conversion in the form provided herein (or such other notice which is acceptable to the Company) to the Company that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article VII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 7.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby, provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the registered Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

SECTION 7.3. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the Holder of the Notes. The current market value of a share of Common Stock shall be the Closing Price on the last Trading Day prior to the day on which the Notes (or specified portions thereof) are deemed to have been converted.

SECTION 7.4. CONVERSION PRICE.

         Subject to adjustment as provided in this Article VII, the conversion price shall be $1.78 (herein called the "Conversion Price").

SECTION 7.5. ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 7.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7.5(a) applies) or evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 7.5(b), and excluding any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 7.5(d) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 7.5(i) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date (as defined below) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date, provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution under and for purposes of this Section 7.5(d) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock to the extent possible.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.5 (and no adjustment to the Conversion Price under this Section 7.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7.5(d). If any such rights or warrants are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 7.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 7.5(d) and Sections 7.5(a) and (b), any dividend or distribution to which this Section 7.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any further Conversion Price reduction required by this Section 7.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 7.5(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7.5(a).

         (e) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7.6 applies or as part of a distribution referred to in Section 7.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 7.5(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 7.5(i)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (f) If a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 7.5(f) has been made and (2) the aggregate amount of any distributions to all Holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7.5(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 7.5(i)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common

Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 7.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7.5(f).

         (g) If the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or, as applicable, having a conversion or exchange price per share) that is less than the Current Market Price (determined as provided in Section 7.5(i)) determined at the time of such issuance, the Conversion Price shall be adjusted so that the holder of each Note shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the Conversion Price on the date (the "Measurement Date") immediately prior to the day of such issuance by (ii) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the Measurement Date day and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on the Measurement Date, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the Measurement Date and (y) the number of additional shares of Common Stock so issued (or into which the convertible securities may convert). An adjustment made pursuant to this Section 7.5(g) shall be made on the next business day following the day on which any such issuance is made and shall be effective retroactively to the day of such issuance immediately after the close of business on such date. For purposes of this Section 7.5(g), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock; provided, however, that any non-cash consideration received or receivable by the Company shall be valued at its fair market value as of the date of the adjustment made pursuant to this Section 7.5(g), such fair market value to be as determined by the Company's Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors).

         Notwithstanding any other provision of this Section 7.5(g) to the contrary, the following shall be deemed not to have been issued for purposes of this Section 7.5(g): (a) issuances pursuant to any bona fide plan for the benefit of employees or directors of the Company or any Subsidiary in effect on the date of issuance of the Notes or thereafter, (b) issuances to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party, including, if applicable, issuances upon exercise of options or warrants assumed or issued in connection with such an acquisition,
(c) issuances in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program, (d) issuances pursuant to the exercise of rights or warrants, or upon the conversion of convertible securities, which are issued and outstanding on the date of issuance of the Notes, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the Current Market Price (determined as provided in Section 7.5(i)) at the time of issuance of such right, warrant or convertible security, (e) issuances pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest, provided, that such Common Stock is issued at a price at least equal to 95% of the Current Market Price (determined as provided in Section 7.5(i)) determined at the time of such issuance and (f) issuances to which Section 7.5(a), (b) or (d) applies.

         (h) Upon mandatory conversion of the Exchange Notes in accordance with their terms, the Conversion Price shall be reduced to an amount which is equal to the quotient determined by dividing the aggregate principal amount of the Outstanding Notes by the number of Fully-Diluted Shares. For purposes of this Section 7.5(i), Fully-Diluted Shares shall consist of the sum of (i) the number of issued and outstanding shares of Common Stock immediately prior to consummation of the Exchange plus (ii) the number of shares of Common Stock issued by the Company upon mandatory conversion of the Exchange Notes plus (iii) the number of shares of Common Stock issuable by the Company upon conversion of the outstanding shares of the Company's Series A Convertible Preferred Stock plus (iv) the number of shares of Common Stock issuable by the Company upon conversion of outstanding options to acquire Common Stock granted by the Company with an exercise price on the date of consummation of the Exchange which is equal to or less than the Current Market Price (regardless whether such options are then convertible in accordance with their terms).

         (i) For purposes of this Section 7.5, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or the applicable committee.

                  (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question, provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d), (e), (f), (g) or (h) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b),
         (c), (d), (e), (f), (g) or (h) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or
         (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 7.5(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may
         be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 7.5(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days, provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d), (e), (f), (g) or (h) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (4)      "Record Date" shall mean, for purposes of this
         Article VII, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x), if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

         (j) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.5(a), (b), (c), (d), (e), (f), (g) and (h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders a notice of the reduction at least 15 days prior to the date the reduced

Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.00% in such price, provided, however, that any adjustments which by reason of this Section 7.5(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VIII shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         (l) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail notice of such adjustment of the Conversion Price to the Holder of each Note at his last address reflected in the Note Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (m) In any case in which this Section 7.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above such conversion by reason of the adjustment required by such event and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.5.

         (n) For purposes of this Section 7.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 7.6. EFFECT OF RECLASSIFICATION, CONSOLIDATION MERGER OR SALE.

         If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company and the successor or purchasing corporation, as the case may be, shall take appropriate steps to ensure that the legal documentation evidencing any such transaction provides, in form and substance reasonably satisfactory to the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance, provided that, if the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 7.6 the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such legal documentation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Company shall cause notice of the execution of such legal documentation to be mailed to each Holder, at his last address reflected in the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such legal documentation.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 7.6 applies to any event or occurrence, Section 7.5 shall not apply.

SECTION 7.7. TAXES ON SHARES ISSUED.

         The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 7.8. RESERVATION OF SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes and Liens with respect to the issue thereof.

         The Company covenants that it will in good faith and as expeditiously as possible comply with its obligations under the Registration Rights Agreement.

         The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Notes.

SECTION 7.9. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

         If:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 7.5, or

                  (b) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants, or

                  (c) there is a reclassification or reorganization of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a sale or transfer of all or substantially all of the assets of the Company, or

                  (d) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be mailed to each Holder at his last address reflected in the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 7.10. RESTRICTION ON CONVERSION OF NOTES.

         Notwithstanding any other provision hereof to the contrary, unless and until the Company has obtained stockholder approval of the issuance of Common Stock upon the conversion of the Notes in their entirety, the Notes may be converted into a maximum of 11,027 shares (subject to adjustment as provided below, the "Maximum Number"), which is equal to 19.99% of the number of shares of Common Stock issued and outstanding on the date of issuance of the Notes, less the 600,000 shares issued by the Company in connection with its acquisition of MCI. Unless and until the Company has obtained such stockholder approval, and subject to the $1,000 authorized denomination of the Notes set forth in Section 2.2, any individual Note may be converted pursuant to Section 7.1 into a maximum number of shares of Common Stock equal to the amount determined by multiplying the Maximum Number by a fraction (rounded to the nearest one-thousandth) of which the numerator is the principal amount of the Note to be converted and the denominator of which is the total principal amount of the Outstanding Notes, and thereafter the remaining Notes shall not be convertible into shares of Common Stock unless and until the Company has obtained such stockholder approval. To illustrate, prior to obtainment of such stockholder approval, a Holder of a Note with a principal amount of $2,000,000 may convert $15,000 principal amount of such Note into 3,000 shares of Common Stock and the $1,985,000 principal amount of Note or Notes to be issued by the Company to the converting Holder upon such conversion may not be converted into shares of Common Stock unless and until the Company has obtained such stockholder approval. The Maximum Number shall be subject to appropriate adjustment by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or any similar transaction, and proper provision shall be made in the agreements governing such transaction, so that a Holder shall receive upon conversion the number of shares of Common Stock that a Holder would have held immediately after such event if the Notes had been converted immediately prior to such event, or the record date therefor, as applicable.


                                  ARTICLE VIII

                   REPURCHASE OF NOTES AT OPTION OF THE HOLDER

SECTION 8.1. RIGHT TO REQUIRE REPURCHASE.

         In the event that a Repurchase Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is 60 days after the date of the Company Notice (as defined in Section 8.2) for cash at a purchase price equal to 101% of the aggregate principal amount of such Notes in the event that the Repurchase Event is the event specified in clause (i) of the definition such term and 112% of the aggregate principal amount of such Notes in the event that the Repurchase Event is an event specified in clause (ii) or clause (iii) of the definition of such term (the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

         Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Note shall not be construed as excluding the Repurchase Price in those provisions of this Note when such express mention is not made.

SECTION 8.2.  NOTICES; METHOD OF EXERCISING PURCHASE RIGHT, ETC.

         (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes pursuant to Article III, on or before the fifth day after the occurrence of a Repurchase Event, the Company shall give to all Holders of Notes notice (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.

         Each notice of a repurchase right shall state:

                  (1)      the Repurchase Event and the Repurchase Date,

                  (2) the date by which the repurchase right must be exercised,

                  (3)      the Repurchase Price,

                  (4) a description of the procedure which a Holder must follow to exercise a repurchase right,

                  (5) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                  (6) the Conversion Price, the date on which the right to convert the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion, and

                  (7) the place where such Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

         If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

         (b) To exercise a repurchase right, a Holder shall deliver to the Company on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

         (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate per annum then currently in effect, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (e) Any Note which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Note so surrendered that was not repurchased.

         (f) Any Holder that has delivered to the Company its written notice exercising its right to require the Company to repurchase its Notes upon a Repurchase Event shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Company prior to the close of business on such date. A Note in respect of which a Holder is exercising its option to require repurchase upon a Repurchase Event may be converted into Common Stock in accordance with Article VII only if such Holder withdraws its notice in accordance with the preceding sentence.

SECTION 8.3. REPURCHASE EVENT.

         A "Repurchase Event" shall be deemed to occur (i) upon the occurrence of a Change in Control, (ii) in the event that the Company fails to obtain either of the Stockholder Approvals on or before March 9, 2000 or (iii) in the event that the Exchange Notes are not mandatorily converted into shares of Common Stock in accordance with their terms on or before March 9, 2000, provided that the date set forth in clauses (ii) and (iii) may be extended to March 31, 2000 with the consent of the registered holders of a majority of the aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding.

SECTION 8.4.  CERTAIN DEFINITIONS.

         For purposes of this Article VIII,

         (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act;

         (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act;

         (c) the term "controlled" shall mean ownership or control of more than 50% of the voting power of an entity; and

         (d) the term "Change in Control" shall mean the occurrence of any of the following events after the Issue Date:

                  (i) any Person, other than the Company, any Subsidiary of the Company or any entity controlled by the foregoing, or any employee benefit plan of the Company or any such Subsidiary, becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors, provided that a Change in Control shall not be deemed to have occurred pursuant to this paragraph (a) as a result of issuances of capital stock by the Company upon the exercise of rights or warrants, or upon conversion of convertible securities, which are issued and outstanding on the Issue Date to the holders of such rights, warrants or convertible securities on the date of issuance of the Notes;

                  (ii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety to another Person (other than (i) any such transaction pursuant to which the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock and separate series of Common Stock carrying substantially the same relative rights as the Common Stock); or

                  (iii) individuals who constituted the Board of Directors of the Company at the beginning of any one-year period (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

SECTION 8.5. CONSOLIDATION, MERGER, ETC.

         In the case of any reclassification, change, consolidation, merger, combination, sale or conveyance in which the Common Stock is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Holders, at their last address reflected in the Note Register, an amendment to the Notes, in form and substance satisfactory to the registered holders of not less than a majority in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding, modifying the provisions of the Notes relating to the right of Holders to cause the Company to repurchase the Notes following a Repurchase Event, including without limitation the applicable provisions of this Article VIII and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and the Common Stock (in lieu of the Company and the Common Stock).


                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

SECTION 9.1. ACTION BY HOLDERS.

         When herein it is provided that the registered holders of a specified percentage in aggregate principal amount of the Notes and the Exchange Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the registered holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such registered holders in person or by agent or proxy appointed in writing and delivered to the Company and the Collateral Agent, which shall be available for inspection by any Holder, or (b) by the record of such registered holders voting in favor thereof at any meeting of such holders duly called and held in accordance with the provisions hereof and applicable law, a copy of which record shall be maintained by the Company and delivered to the Collateral Agent and be available for inspection by any Holder, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such registered holders. Whenever the Company solicits the taking of any action by the record holders of the Notes and the Exchange Notes, the Company may fix in advance of such solicitation a date as the record date for determining such record holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

SECTION 9.2 WHO ARE DEEMED ABSOLUTE OWNERS.

         Except to the extent provided in the second paragraph of Section 2.3, the Company may deem the Person in whose name a Note is registered on the Note Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes and the Company shall not be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon such Note.

                                    ARTICLE X

                                 AMENDMENT, ETC.

         No provision of the Notes may be amended, modified, supplemented or waived without notice to the Company and the written consent of the registered holders of not less than a majority in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding, provided that (i) no such amendment, modification, supplement or waiver shall, unless signed by each Holder affected hereby, (x) extend the fixed maturity of such Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any such Holder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided herein, or change the obligation of the Company to repurchase any Note upon the occurrence of a Repurchase Event in a manner adverse to such Holder, or impair the right to convert the Notes into Common Stock in any material respect, or (y) reduce the aforesaid percentage of Notes and the Exchange Notes, considered as a single class, the record holders of which are required to consent to any such amendment, modification, supplement or waiver;
(ii) the provisions of Article VII hereof may be amended, modified, supplemented or waived by notice to and the written consent of the Company and the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding; (iii) the Supermajority Covenants, the second sentence of Section 4.25, the date March 31, 2000 in the proviso clause to Section 8.3 and the provisions of this clause (iii) may be amended, modified, supplemented or waived without notice to the Company and the written consent of the registered holders of not less than 70% in aggregate principal amount of the Notes and the Exchange Notes, considered as a single class, at the time Outstanding.


                                   ARTICLE XI

                     SECURITY FOR NOTES; RELATED AGREEMENTS

         The Notes shall be secured by the Collateral Documents, duly executed by the Company and the other parties thereto for the ratable benefit of the holders of the Notes and the Exchange Notes granting a security interest in the collateral covered thereby, which security interest shall not be subordinate in priority to any other Liens. The Notes are entitled to the benefits of and subject to the limitations contained in the Agreement and the Related Agreements, and the Holder of any Note may enforce such rights in accordance with the terms hereof and thereof, as applicable.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.1. ASSIGNMENT; SUCCESSORS.

         A Note and the rights and obligations of the Company thereunder may not be assigned or otherwise transferred by the Company without the prior written consent of the Holder thereof. A Note may not be assigned or otherwise transferred by any Holder to any Person, other than an Affiliate of such Holder, unless the Holder has complied with the applicable requirements set forth in
Section 3.2(b) of the Agreement. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective permitted successors and assigns.

SECTION 12.2. OFFICIAL ACTS BY SUCCESSOR CORPORATION.

         Any act or proceeding by any provision hereof authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 12.3. ADDRESSES FOR NOTICES, ETC.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (a) if to the Holder of this Note, initially at the address set forth above, and thereafter at such other address, notice of which is given in accordance with this Section 12.3;

                  (b) if to the Issuer, initially at Altiva Financial Corporation,1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339, and thereafter at such other address, notice of which is given in accordance with this Section 12.3; and

                  (c) If to the Collateral Agent, initially at U.S. Trust Company of New York, 2001 Ross Avenue, Suite 2700, Dallas, Texas, 75201, Attention: John C. Stohlmann, and thereafter at such other address, notice of which is given in accordance with this Section 12.3.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.4. GOVERNING LAW.

         THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTERALIA, A PARTICIPANT IN THE NOTES HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND AND PART OF THE NEGOTIATIONS RELATING TO THE ISSUANCE OF THE NOTES AND THE CLOSING OF SUCH ISSUANCE OCCURRED IN THE STATE OF MARYLAND. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

SECTION 12.5. USURY.

         All agreements between the Company and the Holders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Holders exceed the maximum amount permissible under the laws of the State of Maryland (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the Holders in excess of the maximum amount permissible under the Applicable Law, the interest payable to the Holders shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance the Holders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal amount of the Notes, such excess shall be refunded to the Company. All interest paid or agreed to be paid to the Holders shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including any renewal or extension) until payment in full of the principal so that the interest on the Notes for such full term shall not exceed the maximum amount permissible under the Applicable Law. Each Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as similar paragraphs set forth in the Agreement and the Collateral Documents shall control all agreements between the Company and the Holders.

SECTION 12.6. LEGAL HOLIDAYS.

         In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repurchase of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repurchase, and no interest shall accrue for the period from and after such date.

SECTION 12.7 SEVERABILITY OF PROVISIONS.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.8. HEADINGS AND GENDER.

         The titles and headings of the articles and sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

SECTION 12.9 BENEFITS OF NOTES.

         Except to the extent provided in the definition of the term "Notes" in
Article I hereof, nothing in the Notes, express or implied, shall give any Person, other than the holders of the Notes, any benefit or legal or equitable right, remedy or claim under the Notes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated for References Purposes only: February 29, 2000.

                                      ALTIVA FINANCIAL CORPORATION


                                      By: /s/ Edward B. Meyercord
                                         ---------------------------------------
                                          Name: Edward B. Meyercord
                                          Title:Chairman and Chief Executive
                                                   Officer